================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 31, 2002






                          NEWFIELD EXPLORATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




             DELAWARE                   1-12534                72-1133047
  (STATE OR OTHER JURISDICTION      (COMMISSION FILE        (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)       NUMBER)           IDENTIFICATION NUMBER)





                          363 N. SAM HOUSTON PARKWAY E.
                                   SUITE 2020
                              HOUSTON, TEXAS 77060
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 847-6000




================================================================================

ITEM 5.  OTHER EVENTS

         On October 31, 2002, Newfield Exploration Company ("Newfield" or the "Company") announced its financial and operating results for the third quarter and year-to-date 2002. Set forth below is a portion of the press release.

THIRD QUARTER 2002

         For the third quarter of 2002, Newfield reported net income of $18.4 million, or $0.41 per share (all per share amounts are on a diluted basis), stated before the effect of a non-cash charge related to SFAS 133. Stated after the effect of the non-cash charge, net income for the third quarter of 2002 was $9.4 million, or $0.21 per share. This compares to net income in the third quarter of 2001 of $35.8 million, or $0.76 per share, stated before the effect of a non-cash gain related to SFAS 133. Stated with the effect of the gain, earnings for the third quarter of 2001 were $43.0 million, or $0.91 per share. Revenues in the third quarter of 2002 were $152.6 million compared to $183.3 million in the same period of 2001. Operating cash flow before changes in working capital for the third quarter of 2002 was $86.2 million, or $1.92 per share, compared to $129.9 million, or $2.69 per share, in the same period of 2001. Operating cash flow in the third quarter of 2002 was negatively impacted by lower realized natural gas prices and higher current taxes.

         Tropical Storm Isidore adversely impacted financial and operating results in the third quarter of 2002. Newfield was forced to shut-in a total of approximately 1.5 billion cubic feet equivalent (Bcfe) of production in the Gulf of Mexico in late September.

         Newfield's total production for the third quarter of 2002 was 44.2 Bcfe, or 481 million cubic feet equivalent per day (MMcfe/d). Production in the third quarter declined 3% over the third quarter of 2001 primarily due to lower oil production and weather-related shut-ins in the Gulf of Mexico. Production in the third quarter of 2001 was 45.7 Bcfe, or 497 MMcfe/d. The following tables detail quarterly production and average realized prices:

THIRD QUARTER PRODUCTION
                                                       3Q02         3Q01        % CHANGE
                                                      ----------------------------------
United States
     Natural gas (Bcf)                                  34.8         35.0          (1%)
         Natural gas (MMcf/d)                            378          381          (1%)
     Oil and condensate production (MMBbls)             1.18         1.42         (17%)
         Oil and condensate production (BOPD)         12,877       15,414         (17%)
Australia
     Oil and condensate liftings (MMBbls)              0.388        0.359           8%
         Oil and condensate liftings (BOPD)            4,219        3,908           8%
Total
     Natural gas (Bcf)                                  34.8         35.0          (1%)
     Oil and condensate (MMBbls)                        1.57         1.78         (12%)
     Total (Bcfe)                                       44.2         45.7          (3%)

AVERAGE REALIZED PRICES*
                                                       3Q02         3Q01        % CHANGE
                                                      ----------------------------------
United States
     Natural gas (per Mcf)                             $3.19        $3.94         (19%)
     Oil and condensate (per Bbl)                     $24.84       $24.52           1%
Australia
     Oil and condensate liftings (per Bbl)            $27.39       $25.40           8%
Total
     Natural gas (per Mcf)                             $3.19        $3.94         (19%)
      Oil and condensate (per Bbl)                    $25.47       $24.70           3%
      Total per Mcfe                                   $3.41        $3.98         (14%)

---------------------------------------------------
*Prices shown are net of transportation expense and after hedging. The Company has not entered into hedging transactions specifically relating to Australian production.

         Newfield's LOE in the third quarter of 2002, stated on a unit of production basis, was $0.57 per thousand cubic feet equivalent (Mcfe). This compares to $0.66 per Mcfe in the third quarter of 2001. LOE was higher in the third quarter of 2001 primarily because of a one-time $5.5 million charge related to workover expense on a Gulf of Mexico well. DD&A expense for the third quarter of 2002 was $1.64 per Mcfe compared to $1.63 per Mcfe in the same period of 2001. Newfield's general and administrative expense (including stock compensation) in the third quarter of 2002 was $0.31 per Mcfe compared to $0.27 per Mcfe in the third quarter of 2001. Higher G&A expense per unit reflects lower production in the third quarter of 2002 and the Company's growing workforce. Net interest expense decreased slightly to $0.13 per Mcfe compared to $0.14 per Mcfe in the third quarter of 2001.

YEAR-TO-DATE 2002

         For the first nine months of 2002, Newfield reported net income of $58.5 million, or $1.29 per share, stated before the effect of a non-cash charge related to SFAS 133. Stated after the effect of the non-cash charge, net income for the first nine months of 2002 was $42.0 million, or $0.93 per share. This compares to net income in the first nine months of 2001 of $152.9 million, or $3.21 per share, stated before the effect of a non-cash gain related to SFAS
133. Stated with the effect of the gain, earnings for the first nine months of 2001 were $158.1 million, or $3.32 per share.

         Revenues for the first nine months of 2002 were $462.3 million. For the same period of 2001, they were $593.3 million. Operating cash flow before changes in working capital decreased to $282.6 million, or $6.29 per share, in the first three quarters of 2002 compared to $415.6 million, or $8.57 per share, in the same period of 2001. The decreases reflect lower commodity prices and, in the case of operating cash flow, higher current taxes.

YEAR-TO-DATE PRODUCTION
For the Nine Months Ended September 30
                                                         YTD 09/02     YTD 09/01      % CHANGE
                                                         -------------------------------------
United States
     Natural gas (Bcf)                                     106.5          101.3            5%
         Natural gas (MMcf/d)                                390            371            5%
     Oil and condensate production (MMBbls)                 3.86           4.03           (4%)
         Oil and condensate production (BOPD)             14,150         14,775           (4%)
Australia
     Oil and condensate liftings (MMBbls)                  0.964          0.941            2%
         Oil and condensate liftings (BOPD)                3,531          3,447            2%
Total
     Natural gas (Bcf)                                     106.5          101.3            5%
     Oil and condensate (MMBbls)                            4.83           4.97           (3%)
     Total (Bcfe)                                          135.5          131.1            3%

AVERAGE REALIZED PRICES*
For the Nine Months Ended September 30
                                                         YTD 09/02     YTD 09/01      % CHANGE
                                                         -------------------------------------
United States
     Natural gas (per Mcf)                                 $3.22          $4.59         (30%)
     Oil and condensate (per Bbl)                         $23.52         $24.55          (4%)
Australia
     Oil and condensate liftings (per Bbl)                $25.24         $26.58          (5%)
Total
     Natural gas (per Mcf)                                 $3.22          $4.59         (30%)
      Oil and condensate (per Bbl)                        $23.86         $24.93          (4%)
TOTAL PER MCFE                                             $3.38          $4.49         (25%)

---------------------------------------------
*Prices shown are net of transportation expense and after hedging. The Company has not entered into hedging transactions specifically relating to Australian production.


         For the first nine months of 2002, the Company's LOE averaged $0.54 per Mcfe compared to $0.56 per Mcfe in the first nine months of 2001. DD&A expense in the first three quarters of 2002 was $1.63 per Mcfe compared to $1.58 per Mcfe in the same period of 2001. Year-to-date, G&A expense per Mcfe (including stock compensation) averaged $0.29 compared to $0.27 in the same period of last year.

         Capital expenditures through the end of the third quarter were $247 million. For the full-year 2002, Newfield expects to invest about $340 million, excluding the pending acquisition of EEX Corporation.

CONSOLIDATED STATEMENT OF INCOME                               FOR THE                  FOR THE
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)          THREE MONTHS ENDED        NINE MONTHS ENDED
                                                            SEPTEMBER 30,             SEPTEMBER 30,
                                                        ----------------------    ----------------------
                                                           2002         2001         2002         2001
                                                        ---------    ---------    ---------    ---------
OIL AND GAS REVENUES                                    $ 152,610    $ 183,259    $ 462,260    $ 593,332
                                                        ---------    ---------    ---------    ---------

OPERATING EXPENSES:
   Lease operating                                         25,065       30,245       73,824       73,819
   Transportation                                           1,730        1,325        4,377        4,150
   Production and other taxes                               5,635        3,311       12,906       15,892
   Depreciation, depletion and amortization                72,294       74,259      221,528      206,982
    General and administrative                             13,045       11,406       37,018       33,332
   Stock compensation                                         731          729        2,066        2,027
                                                        ---------    ---------    ---------    ---------
       TOTAL OPERATING EXPENSES                           118,500      121,275      351,719      336,202
                                                        ---------    ---------    ---------    ---------

INCOME FROM OPERATIONS                                     34,110       61,984      110,541      257,130

OTHER INCOME (EXPENSE):
   Interest expense                                        (7,049)      (6,897)     (21,397)     (20,520)
   Capitalized interest                                     2,280        2,354        6,553        6,508
   Dividends on preferred securities of
     Newfield Financial Trust I                            (2,336)      (2,336)      (7,008)      (7,008)
   Unrealized commodity derivative income (expense)*      (13,952)      11,101      (25,477)      15,262
   Other                                                    1,346          316        1,915        1,458
                                                        ---------    ---------    ---------    ---------
                                                          (19,711)       4,538      (45,414)      (4,300)
                                                        ---------    ---------    ---------    ---------

INCOME BEFORE INCOME TAXES                                 14,399       66,522       65,127      252,830
                                                        ---------    ---------    ---------    ---------

Income tax provision                                        5,028       23,546       23,160       89,972
                                                        ---------    ---------    ---------    ---------
Income before cumulative effect of change in
     accounting principle                                   9,371       42,976       41,967      162,858

Cumulative effect of change in accounting principle*           --           --           --       (4,794)
                                                        ---------    ---------    ---------    ---------
NET INCOME                                              $   9,371    $  42,976    $  41,967    $ 158,064
                                                        =========    =========    =========    =========

EARNINGS PER SHARE:
   BASIC
     Income before cumulative effect of change
       in accounting principle                          $    0.21    $    0.97    $    0.95    $    3.67
     Cumulative effect of change in accounting
       principle*                                              --           --           --        (0.11)
                                                        ---------    ---------    ---------    ---------
     Net income                                         $    0.21    $    0.97    $    0.95    $    3.56
                                                        =========    =========    =========    =========
   DILUTED
     Income before cumulative effect of change
       in accounting principle                          $    0.21    $    0.91    $    0.93    $    3.42
     Cumulative effect of change in accounting
       principle*                                              --           --           --        (0.10)
                                                        ---------    ---------    ---------    ---------
     Net income                                         $    0.21    $    0.91    $    0.93    $    3.32
                                                        =========    =========    =========    =========

WEIGHTED AVERAGE SHARES OUTSTANDING
     FOR BASIC EARNINGS PER SHARE                          44,420       44,219       44,337       44,344

WEIGHTED AVERAGE SHARES OUTSTANDING
     FOR DILUTED EARNINGS PER SHARE                        44,905       48,798       44,910       49,014

---------------------------------
*Associated with SFAS 133


PRODUCTION DATA                                                FOR THE                  FOR THE
                                                          THREE MONTHS ENDED        NINE MONTHS ENDED
                                                            SEPTEMBER 30,             SEPTEMBER 30,
                                                        ----------------------    ----------------------
                                                           2002         2001         2002         2001
                                                        ---------    ---------    ---------    ---------
Average daily production:
     Oil and condensate (Bbls)                             17,096       19,322       17,681       18,222
     Gas (Mcf)                                              378.0        381.0        390.0        371.0
Average realized price: *
     Oil and condensate (Bbls)                          $   25.47    $   24.70    $   23.86    $   24.93
     Gas (Mcf)                                          $    3.19    $    3.94    $    3.22    $    4.59

-------------------------------
* Prices Shown are Net of Transportation Expense and After Hedging.

CONSOLIDATED BALANCE SHEET                             SEPTEMBER 30,    DECEMBER 31,
(UNAUDITED, IN THOUSANDS OF DOLLARS)                        2002            2001
                                                       -------------    ------------
ASSETS
Current assets:
   Cash & cash equivalents                              $    23,694     $    26,610
   Accounts receivable, oil and gas                          88,936          92,644
   Inventories                                                7,776           7,332
   Commodity derivatives *                                    6,712          79,012
   Other current assets                                      16,276          25,006
   Deferred taxes                                             2,329              --
                                                        -----------     -----------
       Total current assets                                 145,723         230,604
                                                        -----------     -----------

Oil and gas properties, net (full cost method)            1,430,486       1,408,579
Furniture, fixtures and equipment, net                        6,748           6,807
Commodity derivatives *                                         663           7,409
Other assets                                                  9,156           9,972
                                                        -----------     -----------
       Total assets                                     $ 1,592,776     $ 1,663,371
                                                        ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities                $   128,073     $   131,386
Advances from joint owners                                      173              10
Commodity derivatives *                                      19,768           4,217
Deferred taxes                                                   --          29,418
                                                        -----------     -----------
       Total current liabilities                            148,014         165,031
                                                        -----------     -----------

Other liabilities                                             8,493           6,288
Commodity derivatives *                                       2,596           1,813
Long-term debt                                              360,665         428,631
Deferred taxes                                              203,578         207,880
                                                        -----------     -----------
       Total long-term liabilities                          575,332         644,612
                                                        -----------     -----------

Company-obligated, mandatorily redeemable,
  convertible preferred securities of Newfield
  Financial Trust I                                         143,750         143,750
                                                        -----------     -----------

STOCKHOLDERS' EQUITY
   Common stock                                                 453             449
   Additional paid-in capital                               373,429         364,734
   Treasury stock                                           (26,161)        (25,794)
   Unearned compensation                                     (6,965)         (7,845)
   Accumulated other comprehensive income (loss)
     Foreign currency translation adjustment                 (6,053)         (8,918)
     Commodity derivatives *                                (13,406)         24,936
   Retained earnings                                        404,383         362,416
                                                        -----------     -----------
     Total stockholders' equity                             725,680         709,978
                                                        -----------     -----------
     Total liabilities and stockholders' equity         $ 1,592,776     $ 1,663,371
                                                        ===========     ===========

---------------
* Associated with SFAS 133.

CONSOLIDATED STATEMENT OF                                    FOR THE                        FOR THE
CASH FLOWS                                              THREE MONTHS ENDED              NINE MONTHS ENDED
(UNAUDITED, IN THOUSANDS OF DOLLARS)                       SEPTEMBER 30,                  SEPTEMBER 30,
                                                     --------------------------      --------------------------
                                                         2002           2001            2002            2001
                                                     -----------     ----------      ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                        $     9,371     $   42,976      $   41,967      $  158,064
   Depreciation, depletion and amortization               72,294         74,259         221,528         206,982
   Deferred taxes                                        (10,122)        23,073          (8,412)         59,011
   Stock compensation                                        731            729           2,066           2,027
   Unrealized commodity derivative*                       13,952        (11,101)         25,477         (15,262)
   Cumulative effect of change in
        accounting principle*                                 --             --              --           4,794
                                                     -----------     ----------      ----------      ----------
                                                          86,226        129,936         282,626         415,616
   Changes in assets and liabilities                      12,711        (19,387)         12,739          47,475
                                                     -----------     ----------      ----------      ----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES            98,937        110,549         295,365         463,091
                                                     -----------     ----------      ----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition, net of cash acquired                          --             --              --        (264,089)
   Additions to oil and gas properties                   (68,603)      (161,968)       (233,586)       (417,806)
   Additions to furniture, fixtures and equipment           (692)        (1,432)         (2,249)         (3,468)
                                                     -----------     ----------      ----------      ----------
     NET CASH USED IN INVESTING ACTIVITIES               (69,295)      (163,400)       (235,835)       (685,363)
                                                     -----------     ----------      ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings                              229,000        258,000         490,000       1,110,000
   Repayments of borrowings                             (244,000)      (216,000)       (558,000)     (1,025,000)
   Proceeds from issuance of senior notes                     --             --              --         174,879
   Proceeds from issuances of common stock                 1,001            442           5,830           1,795
   Purchases of treasury stock                               (30)        (8,316)           (366)        (25,352)
                                                     -----------     ----------      ----------      ----------
     NET CASH PROVIDED BY (USED IN) FINANCING
       ACTIVITIES                                        (14,029)        34,126         (62,536)        236,322
                                                     -----------     ----------      ----------      ----------
Effect of exchange rate changes on cash
  and cash equivalents                                       424            131              90             694
                                                     -----------     ----------      ----------      ----------

Increase (decrease) in cash and cash equivalents          16,037        (18,594)         (2,916)         14,744
Cash and cash equivalents, beginning of period             7,657         51,789          26,610          18,451
                                                     -----------     ----------      ----------      ----------

Cash and cash equivalents, end of period             $    23,694     $   33,195      $   23,694      $   33,195
                                                     ===========     ==========      ==========      ==========

---------------
* Associated with SFAS 133.

ITEM 9.  REGULATION FD DISCLOSURE

         On October 31, 2002, Newfield issued a press release that contained estimates of certain significant operating and financial data for the fourth quarter of 2002 and some preliminary guidance on the impact of the pending acquisition of EEX Corporation. These estimates and preliminary guidance are set forth below.


FOURTH QUARTER 2002 ESTIMATES

         Below are estimates of certain significant operating and financial data for the fourth quarter of 2002. Although the Company believes the expectations reflected in this forward-looking information are reasonable, such expectations are based upon assumptions and anticipated results that are subject to numerous uncertainties. THE INFORMATION RELATED TO NEWFIELD'S FOURTH QUARTER EXPECTATIONS DOES NOT INCLUDE THE EFFECT OF THE COMPANY'S PENDING ACQUISITION OF EEX CORPORATION, WHICH IS EXPECTED TO CLOSE IN LATE NOVEMBER 2002. Please see the discussion regarding forward-looking information set forth below.

NATURAL GAS PRODUCTION AND PRICING

         Newfield's natural gas production in the fourth quarter of 2002 is expected to be 34 - 35 Bcf (370 - 380 MMcf/d). The price received by the Company for its natural gas production from the Gulf of Mexico and onshore Gulf Coast has typically tracked the Henry Hub Index. Gas from the Company's Mid-Continent properties has typically sold at a discount of $0.12 - $0.15 per Mcfe to Henry Hub. Hedging gains or losses will affect price realizations.

CRUDE OIL PRODUCTION AND PRICING

         Consolidated oil production in the fourth quarter of 2002 is expected to be 1.5 - 1.6 million barrels (16,300 - 17,400 BOPD). Australian oil production during the fourth quarter is expected to be 240 - 250 thousand barrels (2,600 - 2,700 BOPD). The oil volume estimate for the Company's Australian production reflects production downtime associated with annual maintenance on the production facilities and the timing of expected liftings. Both events will impact reported production and revenues for the fourth quarter of 2002. The price the Company receives from its Gulf Coast production has typically averaged about $2 below the NYMEX West Texas Intermediate price. Oil production from the Mid-Continent has typically sold at a $1.00 - $1.50 per barrel discount to West Texas Intermediate (WTI). Australian crude oil sales are based on the Tapis Benchmark, which has historically been comparable to WTI. Hedging gains or losses will affect price realizations.

         For the full-year 2002, the Company expects to produce about 180 Bcfe, an increase of 3% over 2001 production. Due to recent storms in the Gulf of Mexico, the Company was forced to shut-in a total of about 4 Bcfe of production.

LEASE OPERATING EXPENSE AND PRODUCTION AND OTHER TAXES

         Newfield's LOE, including domestic production and severance taxes and resource rent tax in Australia, is expected to be $31 - $35 million in the fourth quarter of 2002 ($0.72 - $0.79 per Mcfe). The Company's domestic LOE, including taxes, is expected to be $0.62 - $0.68 per Mcfe in the fourth quarter of 2002. This estimate includes severance taxes of $0.10 - $0.12 per Mcfe. LOE varies and is subject to impact from, among other things, production volumes and commodity pricing, tax rates, service costs, the costs of goods and materials and workover activities.

GENERAL AND ADMINISTRATIVE EXPENSE

         Newfield's G&A expense for the fourth quarter of 2002 is expected to be $12.3 - $13.6 million ($0.28 - $0.32 per Mcfe). This estimate includes accrual of performance-based pay.

INTEREST EXPENSE

         The non-capitalized portion of the Company's interest expense for the fourth quarter of 2002 is expected to be $6 - $7 million ($0.14 - $0.16 per Mcfe), including a $2.3 million payment on its convertible trust preferred securities. Current borrowings under Newfield's bank facilities are about $45 million. The remainder of long-term debt consists of two separate issuances of senior notes that in the aggregate total $300 million. Capitalized interest for the fourth quarter of 2002 is expected to be about $2.2 million. The proceeds from the Company's recent $250 million senior subordinated notes offering are being held in escrow pending the closing of the EEX acquisition, and no interest expense with respect to the notes will be accrued prior to closing.

INCOME TAXES

         Including both current and deferred taxes, the Company expects its consolidated income tax rate in the fourth quarter of 2002 to be about 35%. Current taxes for the full-year 2002 are expected to be about $44 million. The Company expects that the entire tax expense in the fourth quarter will be current.

KEY FACTS RELATING TO EEX ACQUISITION:

         The following is some preliminary guidance on the impact of the EEX acquisition. Additional guidance will be given following the close of this transaction.

         o The S-4 registration statement was declared effective on October 10 and proxies were mailed to EEX shareholders. EEX shareholders will vote on the transaction November 26.

         o Newfield is planning to drill about 35 development wells and 8-10 exploration wells on EEX's acreage in 2003.

         o Newfield expects to reduce EEX's 2003 ongoing G&A expense by at least 50% versus 2002.

         o Newfield expects to invest $70-75 million in 2003 on the properties acquired from EEX. This is double the current investment level on these properties. Areas of significant activity are expected to include:

                   - The Monte Christo Field: (EEX 20-40% working interest) The Company is planning to participate in a five-well development program. One exploration well is also planned.

                   - Fashing: (EEX 49% working interest) This is a mature field discovered in the 1950s with cumulative production of more than 1.5 Tcfe. Newfield is planning to drill seven development wells in the field next year, work to lower field reservoir pressure and increase reserve recovery, and analyze the field's geology for exploration/exploitation drilling potential.

                   - Dinn Ranch: (Joint operatorship, 35-50% EEX working interest) Significant discoveries were made in this field over the last two years. Current gross production capacity is about 80 MMcf/d and an active development drilling program is planned for 2003.

                   - Vaquillas Ranch: (EEX working interest 100%) Newfield is planning to drill at least three development wells in the field in 2003. In addition, a field study is also planned to identify additional drilling opportunities.

                   - The Val Verde Basin: (EEX operated, working interest varies between 45-100%) The Company plans to focus efforts on the Val Verde Basin of southwest Texas. Newfield is planning to drill at least one exploration well and at least five development wells and invest in new seismic acquisition and processing.


         The Company provides information regarding its outstanding hedging positions in its annual report and quarterly reports filed with the SEC and in its electronic publication -- @NFX. This publication can be found on the Company's web page at http://www.newfld.com. Through the web page, interested persons may elect to receive @NFX through e-mail distribution.

FORWARD-LOOKING INFORMATION

         Certain of the statements set forth above regarding estimated or anticipated fourth quarter 2002 results, drilling and operating plans, capital spending and yearly production volumes are forward-looking and based upon assumptions and anticipated results that are subject to numerous uncertainties. Actual results may vary significantly from those anticipated due to many factors, including drilling results, oil and gas prices, industry conditions, the prices of goods and services, the availability of drilling rigs and other support services and the availability of capital resources, labor conditions and other factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2001. In addition, the drilling of oil and gas wells and the production of hydrocarbons are subject to governmental regulations and operating risks.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                  NEWFIELD EXPLORATION COMPANY

 Date: November 1, 2002           By: /s/ TERRY W. RATHERT
                                     -------------------------------------------
                                      Terry W. Rathert
                                      Vice President and Chief Financial Officer
                                      (Authorized Officer and Principal
                                      Financial Officer)










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